EXECUTION COPY

SECOND AMENDMENT
TO
THE MBNA CREDIT CARD MASTER NOTE TRUST
AMENDED AND RESTATED TRUST AGREEMENT


		THIS SECOND AMENDMENT TO THE MBNA CREDIT CARD MASTER NOTE TRUST AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 1, 2002 (the "Amendment") is by and between MBNA AMERICA BANK, NATIONAL
ASSOCIATION, as Beneficiary and Transferor, and WILMINGTON TRUST
COMPANY, as Owner Trustee, and acknowledged and accepted by MBNA CREDIT CARD MASTER NOTE TRUST.

		WHEREAS the Beneficiary and Transferor and the Owner Trustee have executed that certain Amended and Restated Trust
Agreement, dated as of May 24, 2001 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Trust Agreement");

		WHEREAS MBNA Credit Card Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee, have executed that certain Indenture, dated as of May 24, 2001 (the "Indenture");

		WHEREAS the Beneficiary and Transferor and the Owner Trustee wish to amend the Trust Agreement as provided herein;

		NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Trust Agreement as follows:

SECTION 1.	Addition of Section 12.11.  The Trust Agreement
is hereby amended by adding the following Section 12.11 at the end of
Article XII of the Trust Agreement:

Section 12.11	Intention of Parties.  For purposes of
complying with the requirements of the Asset-Backed Securities
Facilitation Act of the State of Delaware, 6 Del. C. 2701A et seq. (the "Securitization Act"), each of the parties hereto hereby agrees that:

(a)	Any property, assets or rights purported to be
transferred, in whole or in part, by the Transferor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Transferor;

(b)	None of the Transferor, its creditors or, in any
insolvency proceeding with respect to the Transferor or the Transferor's property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Transferor any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Agreement;

(c)	In the event of a bankruptcy, receivership or other
insolvency proceeding with respect to the Transferor or the Transferor 's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Transferor 's property, assets, rights or estate; and

(d)	The transactions contemplated by this Agreement shall
constitute a "securitization transaction" as such term is used in the Securitization Act.

SECTION 4.	Effectiveness. The amendments provided for by
this Amendment shall become effective upon the delivery of the following:

(a) A Master Trust Tax Opinion.

(b) An Issuer Tax Opinion.

(c) An officer's certificate from the Trust to the Indenture Trustee and the Owner Trustee to the effect that the Trust reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

(d) Counterparts of this Amendment, duly executed by the parties hereto.

		SECTION 5.	Direction to the Owner Trustee.  By its
execution of this Amendment, the Beneficiary hereby authorizes and directs the Owner Trustee, pursuant to Sections 2.03, 5.01 and 9.01 of the Trust Agreement, to execute this Amendment.

SECTION 6.	Trust Agreement in Full Force and Effect as
Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement in any other document or instrument shall be deemed to mean such Trust Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Trust Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Trust Agreement, as amended by this Amendment, as though the terms and obligations of the Trust Agreement were set forth herein.

SECTION 7.	Counterparts.  This Amendment may be executed
in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 8.	Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SUCH STATE.

SECTION 9.	Defined Terms and Section References.
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Trust Agreement and if not in the Trust Agreement, then they shall have the meanings assigned to such terms in the Indenture. All Section or subsection references herein shall mean Sections or subsections of the Trust Agreement, except as
otherwise provided herein.		IN WITNESS WHEREOF, the Beneficiary
and the Transferor and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  as Beneficiary and as Transferor

						By:/s/ Chritopher A. Halmy
	Name: Christopher A. Halmy
	Title:   First Vice President


						WILMINGTON TRUST COMPANY,
						  as Owner Trustee


						By:/s/ Chrisse L. Rodgers
	   					Name:  Charisse L. Rodgers
						Title:    Assistant Vice President


Acknowledged and Accepted

MBNA CREDIT CARD MASTER NOTE TRUST
By:	MBNA America Bank, National Association,
	as Beneficiary


By:
Name:	Christopher A. Halmy
Title:	First Vice President

(..continued)



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